Exhibit 4.2

CARMAX AUTO FUNDING LLC,

as Depositor,

and

U.S. BANK TRUST NATIONAL ASSOCIATION,

as Owner Trustee

AMENDED AND RESTATED TRUST AGREEMENT

Dated as of January 1, 2020

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Section 11.7	Successors and Assigns	33
Section 11.8	Covenants of the Depositor	33
Section 11.9	No Petition	33
Section 11.10	No Recourse	33
Section 11.11	Headings	33
Section 11.12	Governing Law; Waiver of Jury Trial	33
Section 11.13	Depositor Payment Obligation	33
Section 11.14	Certificates Nonassessable and Fully Paid	34
Section 11.15	Ratification of Prior Actions	34
Section 11.16	Legal Fees Associated with Indemnification	34
Section 11.17	FinCEN Compliance	34

EXHIBITS

EXHIBIT A	Form of Certificate
EXHIBIT B	Form of Certificate of Trust

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AMENDED AND RESTATED TRUST AGREEMENT, dated as of January 1, 2020 (as amended, supplemented or otherwise modified and in effect from time to time, this “Agreement”), between CARMAX AUTO FUNDING LLC, a Delaware limited liability company, as depositor (the “Depositor”), and U.S. BANK TRUST NATIONAL ASSOCIATION, a national banking association, as owner trustee and not in its individual capacity (in such capacity, the “Owner Trustee”).

WHEREAS, CarMax Auto Owner Trust 2020-1 was created on September 25, 2019 pursuant to (i) a Trust Agreement, dated as of September 25, 2019 (the “Initial Trust Agreement”), between the Depositor and the Owner Trustee and (ii) the filing of a certificate of trust with the Secretary of State of the State of Delaware on September 25, 2019; and

WHEREAS, the Depositor and the Owner Trustee wish to amend and restate the Initial Trust Agreement on the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Depositor and the Owner Trustee hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in Appendix A to the Sale and Servicing Agreement, dated as of the date hereof, among CarMax Auto Owner Trust 2020-1, as issuer, the Depositor, and CarMax Business Services, LLC, as servicer, as amended, supplemented or otherwise modified and in effect from time to time.

Section 1.2 Other Definitional Provisions.

(a) All terms defined in this Trust Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(b) As used in this Trust Agreement and in any certificate or other documents made or delivered pursuant hereto or thereto, accounting terms not defined in this Trust Agreement or in any such certificate or other document, and accounting terms partly defined in this Trust Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings assigned to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Trust Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Trust Agreement or in any such certificate or other document shall control.

(c) The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Trust Agreement shall refer to this Trust Agreement as a whole and not to any particular provision of this Trust Agreement. Article, Section and Exhibit references contained in this Trust Agreement are references to Articles, Sections and Exhibits in or to this Trust Agreement unless otherwise specified. The term “including” shall mean “including without limitation.”

(d) The definitions contained in this Trust Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

(e) Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns.

ARTICLE II

ORGANIZATION OF THE TRUST

Section 2.1 Name. The Trust shall be known as “CarMax Auto Owner Trust 2020-1,” in which name the Owner Trustee may conduct the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued on behalf of the Trust.

Section 2.2 Office. The office of the Trust shall be in care of the Owner Trustee at the Corporate Trust Office or at such other address as the Owner Trustee may designate by written notice to the Certificateholders and the Depositor.

Section 2.3 Purposes and Powers. The purpose of the Trust is, and the Trust shall have the power and authority, to engage solely in the following activities:

(i) to issue the Notes pursuant to the Indenture and the Certificates pursuant to this Trust Agreement, and to sell the Notes upon the written order of the Depositor;

(ii) to establish or cause to be established the Reserve Account which the Depositor will initially fund on the Closing Date, to pay the organizational, start-up and transactional expenses of the Trust and to pay the balance to the Depositor pursuant to the Sale and Servicing Agreement;

(iii) to pay interest on and principal of the Notes and to pay Excess Collections to the Certificateholders;

(iv) to assign, grant, transfer, pledge, mortgage and convey the Owner Trust Estate (other than the Certificate Payment Account and the proceeds thereof) to the Indenture Trustee pursuant to the Indenture;

(v) to enter into and perform its obligations under the Transaction Documents to which it is to be a party;

(vi) subject to compliance with the Transaction Documents, to engage in such other activities as may be required in connection with conservation of the Owner Trust Estate and the making of distributions to the Noteholders and the Certificateholders;

(vii) to acquire, hold and manage the assets of the Trust, including the Receivables, and the proceeds of those assets; and

(viii) to engage in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

The Trust is hereby authorized to engage in the foregoing activities. The Trust shall not engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Trust Agreement or the other Transaction Documents.

Section 2.4 Appointment of Owner Trustee. The Depositor hereby appoints the Owner Trustee as trustee of the Trust effective as of the date hereof, to have all the rights, powers and duties set forth herein and in the Statutory Trust Statute.

Section 2.5 Initial Capital Contribution of Owner Trust Estate. On the Closing Date, the Depositor will sell the Receivables and other related property to the Trust in exchange for the Notes and Certificates pursuant to Section 2.1(a) of the Sale and Servicing Agreement. The Depositor shall pay organizational expenses of the Trust as they may arise or shall, upon the request of the Owner Trustee, promptly reimburse the Owner Trustee for any such expenses paid by the Owner Trustee.

Section 2.6 Declaration of Trust. The Owner Trustee hereby declares that it will hold the Owner Trust Estate in trust upon and subject to the conditions set forth herein for the use and benefit of the Certificateholders, subject to the obligations of the Trust under the Transaction Documents. It is the intention of the parties hereto that (i) the Trust constitute a statutory trust under the Statutory Trust Statute and that this Trust Agreement constitute the governing instrument of such statutory trust and (ii) solely for income and franchise tax purposes, the Trust shall be treated (A) if it has one beneficial owner, as a non-entity and (B) if it has more than one beneficial owner, as a partnership, with the assets of the partnership being the Receivables and other assets held by the Trust, the partners of the partnership being the Certificateholders and the Notes constituting indebtedness of the partnership. Unless otherwise required by the appropriate tax authorities, the Trust shall file or cause to be filed annual or other necessary returns, reports and other forms consistent with the characterization of the Trust either as a nonentity or as a partnership for such tax purposes. Effective as of the date hereof, the Owner Trustee shall have all rights, powers and duties set forth herein and in the Statutory Trust Statute with respect to accomplishing the purposes of the Trust. The parties have caused the filing of the Certificate of Trust with the Secretary of State. If it is determined that, contrary to the intent of the parties hereto and the position of the Certificateholder, the Trust has “gross receipts” for purposes of the Margin Tax, it is the intention of the parties hereto that the Trust be treated as a “passive entity” for purposes of the Margin Tax, formed to hold assets to facilitate securitization transactions in a manner similar to grantor trusts and real estate mortgage investment conduits as defined by Section 860D of the Code. The Depositor, and the Certificateholders by acceptance of a Certificate, agree that if it is determined that, contrary to the intent of the parties hereto and the position of the Certificateholder, the Trust has “gross receipts” for purposes of the Margin Tax, they will, unless otherwise required by law, treat the Trust as a “passive entity” for purposes of the Margin Tax and will not, unless otherwise required by law, take any action to include the Trust as part of an affiliated group engaged in a unitary business (as such terms are used in the Margin Tax). Notwithstanding anything to the contrary contained herein, nothing in this Trust Agreement should be read to imply that the Trust is doing business in Texas or has sufficient nexus with Texas in order for the Margin Tax to apply to the Trust.

Section 2.7 Liability of Certificateholders. The Certificateholders shall be entitled to the same limitation of personal liability extended to stockholders of private corporations organized under the General Corporation Law of the State of Delaware.

Section 2.8 Title to Trust Property. Legal title to the entirety of the Owner Trust Estate shall be vested at all times in the Trust as a separate legal entity, except where applicable law in any jurisdiction requires title to any part of the Owner Trust Estate to be vested in a trustee or trustees, in which case title shall be deemed to be vested in the Owner Trustee, a co-trustee or a separate trustee, as the case may be; provided, that concurrently with or prior to title being deemed to be vested in a co-trustee or a separate trustee, such trustee must provide a written grant of a security interest in the Owner Trust Estate to the Indenture Trustee and must authorize the filing of a financing statement to perfect the Indenture Trustee’s security interest.

Section 2.9 Situs of Trust. The Trust shall be located and administered in the State of Delaware or the State of New York. All bank accounts maintained by the Owner Trustee on behalf of the Trust shall be located in the State of Delaware or the State of New York. The Trust shall not have any employees in any State other than the State of Delaware; provided, however, that nothing herein shall restrict or prohibit the Owner Trustee from having employees within or without the State of Delaware. Payments will be received by the Trust only in the State of Delaware or the State of New York, and payments will be made by the Trust only from the State of Delaware or the State of New York. The principal office of the Trust will be at the Corporate Trust Office in the State of Delaware.

Section 2.10 Representations and Warranties of the Depositor. The Depositor hereby represents and warrants to the Owner Trustee that:

(i) the Depositor has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, has the power, authority and legal right to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and has the power, authority and legal right to acquire, own and sell the Receivables;

(ii) the Depositor is duly qualified to do business as a foreign limited liability company in good standing and has obtained all necessary licenses and approvals in each jurisdiction in which the failure to so qualify or to obtain such licenses and approvals would materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, this Trust Agreement, any of the other Transaction Documents to which the Depositor is a party, the Receivables, the Notes or the Certificates;

(iii) the Depositor has the power and authority to execute, deliver and perform its obligations under this Trust Agreement and the other Transaction Documents to which it is a party, and the Depositor has the power and authority to sell, assign, transfer and convey the property to be sold and transferred to and deposited with the Trust and has duly authorized such transfer and deposit by all necessary limited liability company action, and the execution, delivery and performance of this Trust Agreement and the other Transaction Documents to which the Depositor is a party have been duly authorized by the Depositor by all necessary limited liability company action;

(iv) the execution, delivery and performance by the Depositor of this Trust Agreement and the other Transaction Documents to which the Depositor is a party, the consummation of the transactions contemplated hereby and thereby and the fulfillment of the terms hereof and thereof will not conflict with, result in a breach of any of the terms and provisions of or constitute (with or without notice or lapse of time or both) a default under the certificate of formation or limited liability company agreement of the Depositor or any material indenture, agreement, mortgage, deed of trust or other instrument to which the Depositor is a party or by which the Depositor is bound or to which any of its properties are subject, or result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument (other than pursuant to this Trust Agreement), or violate any law, order, rule or regulation applicable to the Depositor or its properties of any federal or State regulatory body, court, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or any of its properties;

(v) there are no proceedings or investigations pending or, to the knowledge of the Depositor, threatened against the Depositor before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties (A) asserting the invalidity of this Trust Agreement, the Sale and Servicing Agreement, the Indenture, any of the other Transaction Documents, the Notes or the Certificates, (B) seeking to prevent the issuance of the Notes or the Certificates or the consummation of any of the transactions contemplated by this Trust Agreement, the Sale and Servicing Agreement, the Indenture or any of the other Transaction Documents, (C) seeking any determination or ruling that would materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, this Trust Agreement, the Sale and Servicing Agreement, the Indenture, any of the other Transaction Documents, the Receivables, the Notes or the Certificates, or (D) that would adversely affect the federal tax attributes or Applicable Tax State franchise or income tax attributes of the Trust or of the Notes or the Certificates; and

(vi) the representations and warranties of the Depositor in Section 3.1 of the Receivables Purchase Agreement are true and correct.

Section 2.11 Federal Income Tax Matters. The Certificateholders acknowledge that it is their intent and that they understand it is the intent of the Depositor and the Servicer that, for purposes of federal income, State and local income and franchise tax and any other income taxes, the Trust will be treated either as a disregarded entity under Treasury Regulation Section 301.7701-3 (to the extent the Certificates are beneficially owned by one person) or as a partnership (to the extent the Certificates are owned by two or more persons), and that the Certificateholders will be treated as partners in that partnership. The Certificateholders by acceptance of a Certificate agree to such treatment and agree to take no action inconsistent with such treatment. For each calendar quarter, other than periods in which there is only one Certificateholder:

(i) net income of the Trust for any calendar quarter as determined for federal income tax purposes (and each item of income, gain, credit, loss or deduction entering into the computation thereof) shall be allocated among the Certificateholders as of the first day following the end of such quarter in proportion to their Certificate Percentage Interest on such date; and

(ii) net losses of the Trust, if any, for any calendar quarter as determined for federal income tax purposes (and each item of income, gain, credit, loss or deduction entering into the computation thereof) shall be allocated among the Certificateholders as of the first day following the end of such quarter in proportion to their Certificate Percentage Interest on such date.

The Depositor is authorized to modify the allocations in this Section 2.11 if necessary or appropriate, in its sole discretion, for the allocations to reflect fairly the economic income, gain, credit, loss or deduction to the Certificateholders or as otherwise required by the Code.

ARTICLE III

CERTIFICATES AND TRANSFER OF INTERESTS

Section 3.1 Initial Ownership. Upon the formation of the Trust by the contribution by the Depositor pursuant to Section 2.5 and until the issuance of the Certificates, the Depositor shall be the sole beneficiary of the Trust.

Section 3.2 The Certificates. The Certificates shall be issued in one or more registered, definitive, physical certificates, substantially in the form set forth in Exhibit A. The Certificates may be in printed or typewritten form and shall be executed on behalf of the Trust by manual or facsimile signature of an Authorized Officer of the Owner Trustee. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Trust, shall be validly issued and entitled to the benefits of this Trust Agreement, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of authentication and delivery of such Certificates.

If Transfer of the Certificates is permitted pursuant to this Section 3.2 and Section 3.4, a transferee of a Certificate shall become a Certificateholder, and shall be entitled to the rights and subject to the obligations of a Certificateholder hereunder upon such transferee’s acceptance of a Certificate duly registered in such transferee’s name pursuant to Section 3.4.

Section 3.3 Authentication of Certificates. Concurrently with the initial sale of the Receivables to the Trust pursuant to the Sale and Servicing Agreement, the Owner Trustee shall cause the Certificates to be executed on behalf of the Trust, authenticated and delivered to or upon the written order of the Depositor, signed by its president, any vice president, any assistant vice president, its treasurer, any assistant treasurer, its secretary or any assistant secretary, without further limited liability company action by the Depositor. No Certificate shall entitle its Holder to any benefit under this Trust Agreement, or shall be valid for any purpose, unless there shall appear on such Certificate a certificate of authentication substantially in the form set forth in Exhibit A executed by the Owner Trustee by manual signature, which authentication shall constitute conclusive evidence that such Certificate shall have been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication. Upon issuance, authentication and delivery pursuant to the terms hereof, the Certificates will be entitled to the benefits of this Trust Agreement.

Section 3.4 Registration of Certificates; Transfer and Exchange of Certificates.

(a) The Indenture Trustee initially shall be the registrar (the “Certificate Registrar”) for the purpose of registering Certificates and Transfers of Certificates as herein provided. The Certificate Registrar shall cause to be kept, at the office or agency maintained pursuant to Section 3.8, a register (the “Certificate Register”) in which, subject to such reasonable regulations as it may prescribe, the Certificate Registrar shall provide for the registration of Certificates and the registration of Transfers of Certificates. Upon any resignation of any Certificate Registrar, the Owner Trustee shall, upon receipt of written instructions from the Depositor, promptly appoint a successor.

(b) The Certificates may not be acquired with the plan assets of any (i) “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (ii) “plan” described in Section 4975(e)(1) of the Code, including individual retirement accounts and Keogh plans, that is subject to the provisions of Section 4975 of the Code, (iii) entity whose underlying assets include “plan assets” within the meaning of the Plan Asset Regulation by reason of an employee benefit plan’s or plan’s investment in such entity or (iv) employee benefit plan or arrangement not subject to Title I of ERISA or Section 4975 of the Code (each of (i) through (iv), a “Plan”), other than any Plan that is not subject to Title I of ERISA or Section 4975 of the Code and whose acquisition of a Certificate would not constitute or result in a violation of any applicable law that is substantially similar to Title I of ERISA or Section 4975 of the Code (“Similar Law”). Each Certificateholder, by its acceptance of a Certificate, shall be deemed to have represented and warranted that such Certificateholder is either (i) not a Plan and is not a Person acting on behalf of a Plan or a Person using the assets of a Plan to effect the transfer of such Certificate, or (ii) a Plan that is not subject to Title I of ERISA or Section 4975 of the Code and whose acquisition of a Certificate would not constitute or result in a violation under any Similar Law.

Any person who is not an affiliate of the Seller and acquires more than 49.9% of the Certificates will be deemed to represent that it is not a “party in interest” (within the meaning of ERISA) or a “disqualified person” (within the meaning of Section 4975(e)(2) of the Code) with respect to any Plan, other than a Plan that it sponsors for the benefit of its employees, and that no Plan with respect to which it is a party in interest or disqualified person has or will acquire any interest in the Notes.

To the extent permitted under applicable law (including, but not limited to, ERISA), neither the Owner Trustee nor the Certificate Registrar shall be under any liability to any Person for any registration of transfer of any Certificate that is in fact not permitted or for taking any other action with respect to such Certificate under the provisions of this Trust Agreement so long as such transfer was registered by the Owner Trustee or the Certificate Registrar in accordance with this Trust Agreement.

(c) Upon surrender for registration of Transfer of any Certificate at the office or agency of the Certificate Registrar to be maintained as provided in Section 3.8, and upon compliance with any provisions of this Trust Agreement relating to such Transfer, the Owner Trustee shall execute on behalf of the Trust and the Owner Trustee shall authenticate and deliver to the Certificateholder making such surrender, in the name of the designated transferee or transferees, one or more new Certificates in any authorized denomination evidencing the same aggregate interest in the Trust. Each Certificate presented or surrendered for registration of Transfer or exchange shall be accompanied by a written instrument of transfer and accompanied by IRS Form W-8BEN-E, W-8ECI or W-9, as applicable, and such other documentation as may be reasonably required by the Owner Trustee in order to comply with Applicable Anti-Money Laundering Law, each in a form satisfactory to the Owner Trustee and the Certificate Registrar, duly executed by the Certificateholder or his attorney duly authorized in writing. Each Certificate presented or surrendered for registration of Transfer or exchange shall be canceled and subsequently disposed of by the Certificate Registrar in accordance with its customary practice. No service charge shall be made for any registration of Transfer or exchange of Certificates, but the Owner Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any Transfer or exchange of Certificates. Further, in the event of any subsequent transfer of a Certificate (or any interest therein), each owner of a beneficial interest shall comply with Section 1446(f) of the Code (including with respect to deducting and withholding from the purchase price paid in respect of such Certificate unless the transferee obtained a certificate providing for an exemption from such withholding).

(d) As a condition to the registration of any Transfer of any Certificate:

(i) the prospective transferee shall be required to represent in writing to the Owner Trustee, the Depositor and the Certificate Registrar that it has neither acquired nor will it transfer any Certificate it purchases (or any interest therein) or cause any such Certificate (or any interest therein) to be marketed on or through an “established securities market” within the meaning of Section 7704(b)(1) of the Code, including, without limitation, an over-the-counter-market or an interdealer quotation system that regularly disseminates firm buy or sell quotations;

(ii) the prospective transferee shall be required to represent in writing to the Owner Trustee, the Depositor and the Certificate Registrar that it either (A) is not, and will not become, a partnership, Subchapter S corporation or grantor trust for United States federal income tax purposes or (B) is such an entity, but none of the direct or indirect beneficial owners of any of the interests in such transferee have allowed or caused, or will allow or cause, 50% or more (or such other percentage as the transferor may establish prior to the time of such proposed transfer) of the value of such interests to be attributable to such transferee’s ownership of Certificates;

(iii) the prospective transferee shall be required to represent in writing to the Owner Trustee, the Depositor and the Certificate Registrar that it is either (i) not a Plan and is not a Person acting on behalf of a Plan or a Person using the assets of a Plan to effect the transfer of such Certificate, or (ii) a Plan that is not subject to Title I of ERISA or Section 4975 of the Code and whose acquisition of a Certificate would not constitute or result in a violation under any Similar Law;

(iv) the Certificateholder provides to the Owner Trustee and the Depositor an opinion of independent counsel that such action will not cause the Issuer to be treated as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes;

(v) such transferee or assignee agrees to take positions for tax purposes consistent with the tax positions agreed to be taken by the Certificateholder; and

(vi) in connection with any transfer of less than all of the interests in the Certificates, the transferor and transferee shall specify the respective interests in the Certificates to be held by the transferor and transferee, which interests may be determined by a formula or on any other basis agreed by the transferor and transferee. No Certificate (other than the Certificates issued to and held by the Depositor) may be subdivided upon transfer or exchange in a manner such that the resulting Certificate represents less than a 2.50% fractional undivided interest in the Issuer (or such other amount as the Depositor may determine in order to prevent the Issuer from being treated as a “publicly traded partnership” under Section 7704 of the Code).

(e) No Certificateholder shall Transfer any Certificate initially held by it unless such Transfer is made pursuant to an effective registration statement or otherwise in accordance with the requirements under the Securities Act and effective registration or qualification under applicable State securities laws, or is made in a transaction which does not require such registration or qualification. If a Transfer is to be made in reliance upon an exemption from the Securities Act and under applicable State securities laws, (i) the Certificate Registrar may require an Opinion of Counsel reasonably satisfactory to the Certificate Registrar and the Depositor substantially to the effect that such Transfer may be made pursuant to an exemption from the Securities Act and applicable State securities laws and describing the applicable exemption and the basis therefor, which Opinion of Counsel shall not be an expense of the Certificate Registrar, the Depositor or the Owner Trustee, and (ii) the Certificate Registrar may require the transferee to execute a certification acceptable to and in form and substance satisfactory to the Certificate Registrar and the Depositor setting forth the facts surrounding such Transfer.

(f) No Transfer of any Certificate shall be permitted, recognized or recorded unless the Depositor has consented in writing to such Transfer, which consent may be withheld in the sole discretion of the Depositor; provided, however, that no such consent of the Depositor shall be required where the proposed transferee is, and at the time of such Transfer will be, a Certificateholder.

(g) During the period described in 17 CFR Part 246.12(f)(1), no Certificateholder may Transfer any Certificate until the expiration of such period; provided, that, during such period, such Certificateholder may Transfer any Certificate to CarMax or any “majority-owned affiliate” (as such term is defined in 17 CFR Part 246.2) of CarMax in accordance with the restrictions contained in 17 CFR Part 246.12. Any purported transfer of a Certificate not in accordance with this Section 3.4(g) shall be null and void and shall not be given effect for any purpose whatsoever.

Section 3.5 Mutilated, Destroyed, Lost or Stolen Certificates.

(a) If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Certificate Registrar and the Owner Trustee such security or indemnity as may be required by them to hold each of the Trust, the Certificate Registrar and the Owner Trustee harmless, then, in the absence of notice to the Trust, the Certificate Registrar or the Owner Trustee that such Certificate has been acquired by a “protected purchaser” (as defined in the Relevant UCC), the Owner Trustee shall execute on behalf of the Trust and the Owner Trustee shall authenticate and deliver, in exchange for, or in lieu of, any such mutilated, destroyed, lost or stolen Certificate, as the case may be, a replacement Certificate, as the case may be, of like tenor and Certificate Percentage Interest. If, after the delivery of such replacement Certificate or payment of a destroyed, lost or stolen Certificate pursuant to the proviso to the preceding sentence, a “protected purchaser” (as defined in the Relevant UCC) of the original Certificate in lieu of which such replacement Certificate was issued presents for payment such original Certificate, the Trust and the Owner Trustee shall be entitled to recover such replacement Certificate (or such payment) from the Person to whom such replacement Certificate was delivered or any Person taking such replacement Certificate from such Person to whom such replacement Certificate was delivered or any assignee of such Person, except a “protected purchaser” (as defined in the Relevant UCC), and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Trust or the Owner Trustee in connection therewith.

(b) Upon the issuance of any replacement Certificate under this Section 3.5, the Trust may require the payment by the Holder of such Certificate of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with such issuance and any other reasonable expenses (including the fees and expenses of the Owner Trustee) related thereto.

(c) Every replacement Certificate issued pursuant to this Section 3.5 in replacement of any mutilated, destroyed, lost or stolen Certificate shall constitute an original additional contractual obligation of the Trust, whether or not the mutilated, destroyed, lost or stolen Certificate shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Trust Agreement equally and proportionately with any and all other Certificates duly issued hereunder.

(d) The provisions of this Section 3.5 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Certificates.

Section 3.6 Persons Deemed Owners. Prior to due presentation of a Certificate for registration of transfer, the Owner Trustee, the Certificate Registrar and any Paying Agent may treat the Person in whose name such Certificate is registered in the Certificate Register (as of the day of determination) as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 5.2 and for all other purposes whatsoever, and none of the Owner Trustee, the Certificate Registrar or any Paying Agent shall be bound by any notice to the contrary.

Section 3.7 Access to List of Certificateholders’ Names and Addresses. The Certificate Registrar shall furnish or cause to be furnished to the Servicer and the Depositor, or to the Indenture Trustee or the Owner Trustee, within fifteen (15) days after receipt by the Certificate Registrar of a written request therefor from the Servicer, the Depositor or the Indenture Trustee or the Owner Trustee, as the case may be, a list, in such form as the requesting party may reasonably require, of the names and addresses of the Certificateholders as of the most recent Record Date. If three or more Certificateholders or one or more Holders of Certificates evidencing not less than 25% of the aggregate Certificate Percentage Interest apply in writing to the Certificate Registrar, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Trust Agreement or under the Certificates and such application is accompanied by a copy of the communication that such applicants propose to transmit, then the Certificate Registrar shall, within five (5) Business Days after the receipt of such application, afford such applicants access during normal business hours to the current list of Certificateholders. Each Certificateholder, by receiving and holding a Certificate, shall be deemed to have agreed not to hold any of the Depositor, the Certificate Registrar or the Owner Trustee accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

Section 3.8 Maintenance of Office or Agency. The Certificate Registrar shall maintain in St. Paul, Minnesota, an office or offices or agency or agencies where Certificates may be surrendered for registration of Transfer or exchange and where notices and demands to or upon the Certificate Registrar in respect of the Certificates and the Transaction Documents may be served. The Certificate Registrar shall give prompt written notice to the Depositor, the Owner Trustee and the Certificateholders of any change in the location of the Certificate Registrar or any such office or agency.

Section 3.9 Appointment of Paying Agent. The Paying Agent shall make distributions to Certificateholders from the Certificate Payment Account pursuant to Section 5.2 and shall report the amounts of such distributions to the Owner Trustee. Any Paying Agent shall have the revocable power to withdraw funds from the Certificate Payment Account for the purpose of making the distributions referred to above. The Owner Trustee may revoke such power and remove the Paying Agent if the Owner Trustee determines in its sole discretion that the Paying Agent shall have failed to perform its obligations under this Trust Agreement in any material respect. The Paying Agent shall initially be the Indenture Trustee and any co-paying agent chosen by the Indenture Trustee. The Indenture Trustee shall be permitted to resign as Paying Agent upon thirty (30) days’ written notice to the Depositor and the Owner Trustee. In the event that the Indenture Trustee shall no longer be the Paying Agent, the Owner Trustee, upon receipt of written instructions from the Depositor, shall appoint a successor to act as Paying Agent (which shall be a bank or trust company). The Owner Trustee shall direct such successor Paying Agent or any additional Paying Agent appointed by the Owner Trustee to execute and deliver to the Owner Trustee an instrument in which such successor Paying Agent or additional Paying Agent shall agree with the Owner Trustee that as Paying Agent, such successor Paying Agent or additional Paying Agent will hold all sums, if any, held by it for payment to the Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders. The Paying Agent shall return all unclaimed funds to the Owner Trustee and upon removal of a Paying Agent such Paying Agent shall also return all funds in its possession to the Owner Trustee. Any reference in this Trust Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise.

Section 3.10 Restrictions on Note Acquisitions. No transfer of a Certificate (or interest therein) shall be permitted (nor shall a Certificate be so held) if (i) it causes the Issuer to be a Section 385 Controlled Partnership (i.e., 80 percent or more of the Issuer’s ownership interests are owned, directly or indirectly, by one or more members of a Section 385 Expanded Group) that has an expanded group partner (within the meaning of Treasury Regulation Section 1.385-3(g)(12)) which is a Domestic Corporation and (ii) either (x) a member of such Section 385 Expanded Group owns any Notes or (y) a Section 385 Controlled Partnership of such Section 385 Expanded Group owns any Notes (in the case of clause (x), unless such member, or in the case of clause (y), unless each member of the Section 385 Expanded Group that is a partner in the Section 385 Controlled Partnership, is a member of the consolidated group (as described in Treasury Regulation section 1.1502-1(h)) which includes such Domestic Corporation). No transfer of a Certificate (or interest therein) shall be permitted (nor shall a Certificate be so held) if (i) it results in the Issuer becoming an entity disregarded as separate from a Domestic Corporation for United States federal income tax purposes and (ii) either (x) a member of a Section 385 Expanded Group that includes such Domestic Corporation owns any Notes or (y) a Section 385 Controlled Partnership of such Section 385 Expanded Group owns any Notes (in the case of clause (x), unless such member, or in the case of clause (y), unless each member of the Section 385 Expanded Group that is a partner in the Section 385 Controlled Partnership, is a member of the consolidated group (as described in Treasury Regulation section 1.1502-1(h)) which includes such Domestic Corporation). For purposes of determining the Issuer’s ownership interests in this paragraph, any Retained Notes shall be taken into account either as debt interests or ownership interests based on whichever treatment, if any, would result in the Issuer as a Section 385 Controlled Partnership or a disregarded entity for purposes of applying this paragraph’s restriction (it being understood that if the Retained Notes are taken into account as ownership interests for this purpose then the Retained Notes are not also considered Notes for the Note ownership restriction of this paragraph).

ARTICLE IV

ACTIONS BY OWNER TRUSTEE

Section 4.1 Prior Notice to Certificateholders with Respect to Certain Matters. With respect to the following matters, the Owner Trustee shall not take action unless (i) at least thirty (30) days before the taking of such action, the Owner Trustee shall have notified the Certificateholders, the Administrator and the Depositor (who shall promptly forward such notice to the Rating Agencies) in writing of the proposed action and (ii) the Holders of Certificates evidencing not less than 51% of the aggregate Certificate Percentage Interest shall not have notified the Owner Trustee in writing prior to the 30th day after such notice is given that the Holders have withheld consent or provided alternative direction:

(i) the initiation of any claim or lawsuit by the Trust (except claims or lawsuits brought by the Servicer in connection with the collection of the Receivables) and the settlement of any action, proceeding, investigation, claim or lawsuit brought by or against the Trust (except with respect to the aforementioned claims or lawsuits for collection by the Servicer of the Receivables);

(ii) the election by the Trust to file an amendment to the Certificate of Trust (unless such amendment is required to be filed under the Statutory Trust Statute);

(iii) the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is required;

(iv) the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is not required and such amendment materially adversely affects the interests of the Certificateholders;

(v) the amendment, change or modification of the Sale and Servicing Agreement or the Administration Agreement, except to cure any ambiguity or to amend or supplement any provision in a manner or add any provision that would not materially adversely affect the interests of the Certificateholders; or

(vi) the appointment pursuant to the Indenture of a successor Note Registrar, Paying Agent for the Notes or Indenture Trustee or pursuant to this Trust Agreement of a successor Certificate Registrar, or the consent to the assignment by the Note Registrar, Paying Agent for the Notes or Indenture Trustee or Certificate Registrar of its obligations under the Indenture or this Trust Agreement, as applicable.

Section 4.2 Action by Certificateholders with Respect to Certain Matters. The Owner Trustee may not, except upon the occurrence of an Event of Servicing Termination subsequent to the payment in full of the Notes and in accordance with the written direction of the Holders of Certificates evidencing not less than 51% of the aggregate Certificate Percentage Interest, (i) remove the Servicer pursuant to Article VIII of the Sale and Servicing Agreement, (ii) appoint a successor Servicer pursuant to Article VIII of the Sale and Servicing Agreement, (iii) remove the Administrator pursuant to Section 9 of the Administration Agreement, (iv) appoint a successor Administrator pursuant to Section 9 of the Administration Agreement or (v) sell the Receivables after the termination of the Indenture, except as expressly provided in the Transaction Documents.

Section 4.3 Action by Certificateholders with Respect to Bankruptcy. The Owner Trustee shall not have the power to commence a voluntary proceeding in bankruptcy relating to the Trust unless (i) the Notes have been paid in full and (ii) each Certificateholder approves of such commencement in writing in advance and delivers to the Owner Trustee a certificate certifying that such Person reasonably believes that the Trust is insolvent.

Section 4.4 Restrictions on Certificateholders’ Power. The Certificateholders shall not direct the Owner Trustee to take or refrain from taking any action if such action or inaction would be contrary to any obligation of the Trust or the Owner Trustee under this Trust Agreement or any of the other Transaction Documents or would be contrary to Section 2.3, nor shall the Owner Trustee be obligated to follow any such direction, if given.

Section 4.5 Majority Control. Except as expressly provided herein, any action that may be taken by the Certificateholders under this Trust Agreement may be taken by the Holders of Certificates evidencing not less than 51% of the aggregate Certificate Percentage Interest. Except as expressly provided herein, any written notice of the Certificateholders delivered pursuant to this Trust Agreement shall be effective if signed by the Holders of Certificates evidencing not less than 51% of the aggregate Certificate Percentage Interest at the time of the delivery of such notice.

Section 4.6 Certain Litigation Matters. The Owner Trustee shall provide prompt written notice to the Depositor, the Seller and the Servicer of any action, proceeding or investigation known to the Owner Trustee that could reasonably be expected to adversely affect the Trust or the Owner Trust Estate.

ARTICLE V

APPLICATION OF TRUST FUNDS; CERTAIN DUTIES

Section 5.1 Establishment of Certificate Payment Account. Pursuant to Section 4.1 of the Sale and Servicing Agreement, the Servicer has agreed to establish, on or before the Closing Date, and maintain in the name of the Indenture Trustee at an Eligible Institution (which shall initially be the Indenture Trustee) a segregated trust account designated as the “CarMax Auto Owner Trust 2020-1 Trust Account” (the “Certificate Payment Account”). The Certificate Payment Account shall be held in trust for the benefit of the Certificateholders. Except as expressly provided in Section 3.9, the Certificate Payment Account shall be under the sole dominion and control of the Indenture Trustee. All monies deposited from time to time in the Certificate Payment Account pursuant to the Sale and Servicing Agreement or the Indenture shall be applied as provided in this Trust Agreement, the Sale and Servicing Agreement and the Indenture. The amounts on deposit in the Certificate Payment Account shall not be invested.

Section 5.2 Application of Trust Funds.

(a) On each Distribution Date, upon receipt of written instructions from the Servicer pursuant to Section 4.1(c) of the Sale and Servicing Agreement, the Paying Agent shall distribute to the Certificateholders, in proportion to each Certificateholder’s Certificate Percentage Interest, amounts deposited in the Certificate Payment Account on such Distribution Date pursuant to Section 4.1(c) of the Sale and Servicing Agreement and Section 2.8 of the Indenture with respect to such Distribution Date.

(b) On each Distribution Date, the Paying Agent shall, or, if the Indenture Trustee is not the Paying Agent, the Indenture Trustee shall direct the Paying Agent to, make available to each Certificateholder the statement provided to the Indenture Trustee by the Servicer pursuant to Section 4.9 of the Sale and Servicing Agreement with respect to such Distribution Date.

(c) In the event that any withholding tax is imposed on any Trust payment (or any allocation of income) to a Certificateholder, such tax shall reduce the amount otherwise distributable to the Certificateholder in accordance with this Section 5.2. The Owner Trustee and each Paying Agent are hereby authorized and directed to retain from amounts otherwise distributable to the Certificateholders sufficient funds for the payment of any such withholding tax that is legally owed by the Trust (but such authorization shall not prevent the Owner Trustee from contesting any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The amount of any withholding tax imposed with respect to a Certificateholder shall be treated as cash distributed to such Certificateholder at the time it is withheld by the Trust and remitted to the appropriate taxing authority. If there is a possibility that withholding tax is payable with respect to a distribution (such as a distribution to a non-U.S. Certificateholder), the Owner Trustee or the Paying Agent may withhold such amounts in accordance with this Section 5.2. If a Certificateholder wishes to apply for a refund of any such withholding tax, the Owner Trustee shall reasonably cooperate with such Certificateholder in making such claim so long as such Certificateholder agrees to reimburse the Owner Trustee for any out-of-pocket expenses incurred.

Section 5.3 Method of Payment. Subject to Section 5.2(c), distributions required to be made to Certificateholders on any Distribution Date shall be made to each Certificateholder of record on the preceding Record Date either by wire transfer, in immediately available funds, to the account of such Holder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided to the Certificate Registrar and the Paying Agent appropriate written instructions at least five (5) Business Days prior to such Distribution Date and such Certificateholder is the Depositor or, if not, by check mailed to such Certificateholder at the address of such Holder appearing in the Certificate Register. Notwithstanding the foregoing, the final distribution in respect of any Certificate (whether on the Final Scheduled Maturity Date or otherwise) will be payable only upon presentation and surrender of such Certificate at the office or agency maintained for that purpose by the Certificate Registrar pursuant to Section 3.8.

Section 5.4 No Segregation of Monies; No Interest. Subject to Section 5.1 and Section 5.2, monies received by the Owner Trustee hereunder need not be segregated in any manner except to the extent required by law, the Indenture or the Sale and Servicing Agreement and may be deposited under such general conditions as may be prescribed by law, and the Owner Trustee shall not be liable for any interest thereon.

Section 5.5 Accounting and Reports to the Noteholders, Certificateholders, the Internal Revenue Service and Others. The Owner Trustee shall, based on information provided by the Seller, (i) maintain (or cause to be maintained) the books of the Trust on the basis of a fiscal year ending on the last day of February and based on the accrual method of accounting, (ii) deliver to each Certificateholder, as may be required by the Code and applicable Treasury Regulations, such information as may be required (including Schedule K-1) to enable such Certificateholder to prepare its federal and State income tax returns, (iii) file such tax returns relating to the Trust (including a partnership information return, IRS Form 1065) and make such elections as may from time to time be required or appropriate under any applicable State or federal statute or rule or regulation thereunder so as to maintain the Trust’s characterization as a partnership for federal income tax purposes, (iv) cause such tax returns to be signed in the manner required by law and (v) collect or cause to be collected any withholding tax as described in and in accordance with Section 5.2(c) with respect to income or distributions to Certificateholders. The Owner Trustee, on behalf of the Trust, shall elect under Section 1278 of the Code to include in income currently any market discount that accrues with respect to the Receivables. The Owner Trustee, on behalf of the Trust, shall not make the election provided under Section 754 of the Code.

The Owner Trustee may satisfy its obligations with respect to this Section 5.5 by retaining, on behalf of the Trust, at the expense of the Seller, a firm of independent public accountants (the “Accountants”) selected by the Seller. The Owner Trustee, on behalf of the Trust, may require the Accountants to provide to the Owner Trustee, on or before March 15, 2021, a letter in form and substance satisfactory to the Owner Trustee as to whether any federal tax withholding on Certificates is then required and, if required, the procedures to be followed with respect thereto to comply with the requirements of the Code. The Accountants shall be required to update such letter in each instance that any additional tax withholding is subsequently required or any previously required tax withholding shall no longer be required. The Owner Trustee shall be deemed to have discharged its obligations pursuant to this Section 5.5 upon its retention of the Accountants, and the Owner Trustee shall not have any liability with respect to the default or misconduct of the Accountants.

Section 5.6 Signature on Returns; Partnership Representative.

(a) The Owner Trustee shall sign, on behalf of the Trust, the tax returns of the Trust.

(b) If the Trust entity were classified as a partnership for federal income tax purposes, then the Depositor (or a U.S. Affiliate of the Depositor if the Depositor is ineligible) shall be designated the “partnership representative” of the Trust under Section 6223(a) of the Code and any corresponding provision of State law (and as the tax matters partner for any applicable State tax purposes) to the extent permitted under law. The Issuer shall (or the Depositor shall cause the Issuer to, or the Depositor shall instruct the Administrator on behalf of the Issuer to), to the extent eligible, make the election under Section 6221(b) of the Code (and any corresponding provision of State law) with respect to determinations of adjustments at the partnership level and take any other action such as disclosures and notifications necessary to effectuate such election (including working with the Depositor to designate any designated individual required under the law). If the election described in the preceding sentence is not available, to the extent applicable, the Issuer shall (or the Depositor shall cause the Issuer to, or the Depositor shall instruct the Administrator on behalf of the Issuer to) make the election under Section 6226(a) of the Code (and any corresponding provision of State law) with respect to the alternative to payment of imputed underpayment by partnership and take any other action such as filings, disclosures and notifications necessary to effectuate such election. Notwithstanding the foregoing, the Issuer, Depositor and Administrator are each authorized, in its sole discretion, to make any available election related to Sections 6221 through 6241 of the Code (and any corresponding provision of State law) and take any action it deems necessary or appropriate to comply with the requirements of Sections 6221 through 6241 of the Code and conduct the Issuer’s affairs under Sections 6221 through 6241 of the Code (and any corresponding provision of State law). Each Certificateholder and, if different, each beneficial owner of a Certificate, shall promptly provide the Issuer, Depositor and Administrator any requested information, documentation or material to enable the Issuer to make any of the elections described in this clause (b) and otherwise comply with Sections 6221 through 6241 of the Code (and any corresponding provision of State law). Each Certificate Owner and, if different, each beneficial owner of a Certificate shall hold the Issuer and its affiliates harmless for any expenses or losses (i) resulting from a beneficial owner of a Certificate not properly taking into account or paying its allocated adjustment or liability under Section 6226 of the Code (or any corresponding provision of State law) or (ii) suffered that are attributable to the management or defense of an audit under Sections 6221 through 6241 of the Code or otherwise due to actions it takes with respect to and to comply with the rules under Sections 6221 through 6241 of the Code (or any corresponding provision of State law).

ARTICLE VI

AUTHORITY AND DUTIES OF OWNER TRUSTEE

Section 6.1 General Authority. The Owner Trustee is authorized and directed to execute and deliver the Transaction Documents to which the Trust is to be a party and each certificate or other document attached as an exhibit to or contemplated by the Transaction Documents to which the Trust is to be a party, in each case in such form as the Depositor shall approve, as evidenced conclusively by the Owner Trustee’s execution thereof and the Depositor’s execution of this Trust Agreement, and to direct the Indenture Trustee to authenticate and deliver Notes in the aggregate principal amount of $1,549,990,000 (comprising $291,000,000 in aggregate principal amount of Class A-1 Notes, $554,800,000 in aggregate principal amount of Class A-2 Notes, $490,300,000 in aggregate principal amount of Class A-3 Notes, $115,200,000 in aggregate principal amount of Class A-4 Notes, $37,290,000 in aggregate principal amount of Class B Notes, $35,000,000 in aggregate principal amount of Class C Notes and $26,400,000 in aggregate principal amount of Class D Notes). In addition to the foregoing, the Owner Trustee is authorized to take all actions required of the Trust pursuant to the Transaction Documents. The Owner Trustee is further authorized from time to time to take such action on behalf of the Trust as is permitted by the Transaction Documents and which the Certificateholders, the Servicer or the Administrator recommends in writing with respect to the Transaction Documents, except to the extent that this Trust Agreement expressly requires the consent of Certificateholders for such action.

Section 6.2 General Duties. It shall be the duty of the Owner Trustee to discharge (or cause to be discharged) all of its responsibilities pursuant to the terms of this Trust Agreement and to administer the Trust for the benefit of the Certificateholders, subject to the lien of the Indenture and in accordance with the provisions of this Trust Agreement. Notwithstanding the foregoing, the Owner Trustee shall be deemed to have discharged (or caused to be discharged) its duties and responsibilities hereunder to the extent the Administrator is required in the Administration Agreement to perform any act or to discharge such duty of the Owner Trustee or the Trust hereunder or under any other Transaction Document, and the Owner Trustee shall not be held liable for the default or failure of the Administrator to carry out its obligations under the Administration Agreement. The Owner Trustee shall not be charged with knowledge of any Event of Default unless either (i) a Responsible Officer shall have actual knowledge of such Event of Default or (ii) written notice of such Event of Default shall have been given to the Owner Trustee in accordance with the provisions of this Trust Agreement.

Section 6.3 Action upon Instruction.

(a) Subject to Article IV, and in accordance with the terms of the Transaction Documents, the Certificateholders may, by written instruction, direct the Owner Trustee in the management of the Trust.

(b) The Owner Trustee shall not be required to take any action under this Trust Agreement or any other Transaction Document if the Owner Trustee shall have reasonably determined, or shall have been advised by counsel, that such action is likely to result in liability on the part of the Owner Trustee or is contrary to the terms of this Trust Agreement or any other Transaction Document or is otherwise contrary to law.

(c) Subject to Article IV, whenever the Owner Trustee is unable to decide between alternative courses of action permitted or required by the terms of this Trust Agreement or any other Transaction Document, the Owner Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Certificateholders requesting instruction as to the course of action to be adopted, and to the extent the Owner Trustee acts in good faith in accordance with any written instruction of the Certificateholders received, the Owner Trustee shall not be liable on account of such action to any Person. If the Owner Trustee shall not have received appropriate written instruction within ten (10) days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with this Trust Agreement or the other Transaction Documents, as it shall deem to be in the best interests of the Certificateholders, and shall have no liability to any Person for such action or inaction.

(d) Subject to Article IV, in the event the Owner Trustee is unsure as to the application of any provision of this Trust Agreement or any other Transaction Document or any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Trust Agreement permits any determination by the Owner Trustee or is silent or is incomplete as to the course of action that the Owner Trustee is required to take with respect to a particular set of facts, the Owner Trustee may give notice (in such form as shall be appropriate under the circumstances) to the Certificateholders requesting instruction and, to the extent that the Owner Trustee acts or refrains from acting in good faith in accordance with any such instruction received, the Owner Trustee shall not be liable, on account of such action or inaction, to any Person. If the Owner Trustee shall not have received appropriate written instruction within ten (10) days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action not inconsistent with this Trust Agreement or the other Transaction Documents, as it shall deem to be in the best interests of the Certificateholders and shall have no liability to any Person for such action or inaction.

Section 6.4 No Duties Except as Specified in this Trust Agreement or in Instructions. The Owner Trustee shall not have any duty or obligation to manage, make any payment with respect to, register, record, sell, dispose of or otherwise deal with the Owner Trust Estate, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Owner Trustee or the Trust is a party, except as expressly provided by the terms of this Trust Agreement or in any document or written instruction received by the Owner Trustee pursuant to Section 6.3, and no implied duties or obligations shall be read into this Trust Agreement or any other Transaction Document against the Owner Trustee. The Owner Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or otherwise to perfect or maintain the perfection of any security interest or lien granted to it hereunder or to prepare or file any Commission filing for the Trust or to record this Trust Agreement or any other Transaction Document. The Owner Trustee shall, however, at its own cost and expense, promptly take all action as may be necessary to discharge any lien (other than the lien of the Indenture) on any part of the Owner Trust Estate that results from actions by, or claims against, the Owner Trustee in its individual capacity that are not related to the ownership or the administration of the Owner Trust Estate.

Section 6.5 No Action Except Under Specified Documents or Instructions. The Owner Trustee shall not manage, control, use, sell, dispose of or otherwise deal with any part of the Owner Trust Estate except (i) in accordance with the powers granted to and the authority conferred upon the Owner Trustee pursuant to this Trust Agreement, (ii) in accordance with the other Transaction Documents to which the Trust is a party and (iii) in accordance with any document or written instruction delivered to the Owner Trustee pursuant to Section 6.3.

Section 6.6 Restrictions. The Owner Trustee shall not take any action (i) that is inconsistent with the purposes of the Trust set forth in Section 2.3 or (ii) that, to the actual knowledge of the Owner Trustee, would (A) affect the treatment of the Notes as indebtedness for federal income or Virginia income or franchise tax purposes, (B) be deemed to cause a taxable exchange of the Notes for federal income or Virginia income or franchise tax purposes or (C) cause the Trust or any portion thereof to be taxable as an association or publicly traded partnership taxable as a corporation for federal income or Virginia income or franchise tax purposes. The Certificateholders, the Depositor, the Administrator and the Servicer shall not direct the Owner Trustee to take action that would violate the provisions of this Section 6.6.

Section 6.7 Instructions by Electronic Methods. The Owner Trustee is hereby authorized to rely upon and comply with instructions and directions sent by e-mail, facsimile and other similar unsecured electronic methods (“Electronic Methods”) by persons believed by the Owner Trustee to be authorized to give instructions and directions on behalf of the Depositor.

The Owner Trustee shall have no duty or obligation to verify or confirm that the person who sent such instructions or directions is, in fact, a person authorized to give instructions or directions on behalf of the Depositor (other than to verify that the signature on a facsimile is the signature of a person authorized to give instructions and directions on behalf of the Depositor), and the Owner Trustee shall have no liability for any losses, liabilities, costs or expenses incurred or sustained by the Depositor as a result of such reliance upon or use of Electronic Methods to submit instructions and directions to the Owner Trustee, including the risk of the Owner Trustee taking unauthorized instructions, and the risk of interception and misuse by third parties.

Section 6.8 Communications Regarding Demands to Repurchase Receivables. The Owner Trustee shall provide notice to CarMax and the Depositor as soon as practicable of all demands communicated to a Responsible Officer of the Owner Trustee for the repurchase or replacement of any Receivable for breach of the representations and warranties concerning such Receivable. Subject to this Section 6.8, the Owner Trustee shall have no obligation to take any other action with respect to a demand. However, the Owner Trustee shall, upon written request of either CarMax or the Depositor, provide notification to CarMax and the Depositor with respect to any actions taken by the Owner Trustee with respect to any such demand communicated to a Responsible Officer of the Owner Trustee in respect of any Receivables, such notifications to be provided by the Owner Trustee as soon as practicable and in any event within five Business Days of such request or such other time frame as may be mutually agreed to by the Owner Trustee and CarMax or the Depositor, as applicable. The Owner Trustee acknowledges and agrees that the purpose of this Section 6.8 is to facilitate compliance by CarMax and the Depositor with Rule 15Ga-1 under the Exchange Act, as amended, and Items 1104(e) and 1121(c) of Regulation AB (the “Repurchase Rules and Regulations”). The Owner Trustee acknowledges that interpretations of the requirements of the Repurchase Rules and Regulations may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees to comply with reasonable requests made by CarMax and the Depositor in good faith for delivery of information under these provisions on the basis of evolving interpretations of the Repurchase Rules and Regulations. The Owner Trustee shall cooperate fully with CarMax and the Depositor to deliver any and all records and any other information in its actual possession that are reasonably requested in writing by CarMax or the Depositor and necessary in the good faith determination of CarMax and the Depositor to permit them to comply with the provisions of the Repurchase Rules and Regulations. In no event shall the Owner Trustee have (i) any responsibility or liability in connection with any filing required to be made by a securitizer under the Exchange Act or Regulation AB or (ii) any duty or obligation to undertake any investigation or inquiry related to repurchase activity or otherwise to assume any additional duties or responsibilities except as expressly set forth in this Section 6.8.

ARTICLE VII

REGARDING THE OWNER TRUSTEE

Section 7.1 Acceptance of Trusts and Duties. The Owner Trustee accepts the trusts hereby created and agrees to perform its duties hereunder with respect to such trusts but only upon the terms of this Trust Agreement. The Owner Trustee also agrees to disburse all monies actually received by it constituting part of the Owner Trust Estate upon the terms of this

Trust Agreement. The Owner Trustee shall not be answerable or accountable hereunder or under any other Transaction Document under any circumstances, except (i) for its own willful misconduct, bad faith or negligence or (ii) in the case of the inaccuracy of any representation or warranty contained in Section 7.3 expressly made by the Owner Trustee, in its individual capacity. In particular, but not by way of limitation (and subject to the exceptions set forth in the preceding sentence):

(i) the Owner Trustee shall not be liable for any error of judgment made in good faith by a responsible officer of the Owner Trustee unless it is proved that the Owner Trustee was negligent in ascertaining the pertinent facts;

(ii) the Owner Trustee shall not be liable with respect to any action taken or omitted to be taken in good faith by it in accordance with the provisions of this Trust Agreement at the instructions of any Certificateholder, the Indenture Trustee, the Depositor, the Administrator or the Servicer;

(iii) no provision of this Trust Agreement or any other Transaction Document shall require the Owner Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers hereunder or under any other Transaction Document if the Owner Trustee shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

(iv) the Owner Trustee shall not be liable for any indebtedness evidenced by or arising under any of the Transaction Documents, including the principal of and interest on the Notes or payments of Excess Collections to the Certificateholders;

(v) the Owner Trustee shall not be responsible for or in respect of the validity or sufficiency of this Trust Agreement or for the due execution hereof by the Depositor or for the form, character, genuineness, sufficiency, value or validity of any of the Owner Trust Estate or for or in respect of the validity or sufficiency of the other Transaction Documents, other than the certificate of authentication on the Certificates, and the Owner Trustee shall in no event assume or incur any liability, duty, or obligation to any Noteholder or to any Certificateholder, other than as expressly provided for herein and in the other Transaction Documents;

(vi) the Owner Trustee shall not be liable for the default or misconduct of the Servicer, the Administrator, the Depositor or the Indenture Trustee under any of the Transaction Documents or otherwise, and the Owner Trustee shall have no obligation or liability to perform the obligations of the Trust under this Trust Agreement or the other Transaction Documents that are required to be performed by the Administrator under the Administration Agreement, the Servicer under the Sale and Servicing Agreement or the Indenture Trustee under the Indenture;

(vii) the Owner Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Trust Agreement, or to institute, conduct or defend any litigation under this Trust Agreement or otherwise or in relation to this Trust Agreement or any other Transaction Document, at the request, order or direction of any of the Certificateholders, unless such Certificateholders have offered to the Owner Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Owner Trustee therein or thereby;

(viii) the right of the Owner Trustee to perform any discretionary act enumerated in this Trust Agreement or any other Transaction Document shall not be construed as a duty, and the Owner Trustee shall not be answerable other than for its willful misconduct, bad faith or negligence in the performance of any such act;

(ix) in no event shall the Owner Trustee be responsible or liable (A) for special, indirect, punitive, consequential loss or damage of any kind whatsoever (including loss of profit), (B) for the acts or omissions of clearing agencies or securities depositories or any of their respective nominees or correspondents, (C) for acts or omissions of brokers or dealers or (D) for any losses due to forces beyond the control of the Owner Trustee, including strikes, work stoppages, acts of war or terrorism, insurrection, revolution, nuclear or natural catastrophes or acts of God and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services provided by third parties selected by the Owner Trustee with reasonable care;

(x) the Owner Trustee shall have no responsibility for the accuracy of any information provided to Certificateholders or any other person that has been obtained from, or provided to the Owner Trustee by, any other Person;

(xi) the Owner Trustee shall not be liable for any failure to anticipate incurring Expenses as long as the Owner Trustee acts in good faith based on the facts reasonably available to it at the time of such determination;

(xii) the Owner Trustee shall not be deemed to have knowledge or notice of any fact or event unless a Responsible Officer of the Owner Trustee has actual knowledge thereof or unless written notice of such fact or event is received by a Responsible Officer and such notice references the fact or event; and

(xiii) the Owner Trustee shall have no responsibility to monitor CarMax’s compliance with or be charged with knowledge of the risk retention rules of 17 CFR Part 246, nor shall it be liable to any investor, Holder, or any party whatsoever for violation of such rules or requirements or such similar provisions now or hereafter in effect.

Section 7.2 Furnishing of Documents. The Owner Trustee shall furnish to the Certificateholders, promptly upon receipt of a written request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Owner Trustee under the Transaction Documents.

Section 7.3 Representations and Warranties. The Owner Trustee, in its individual capacity, hereby represents and warrants to the Depositor, for the benefit of the Certificateholders, that:

(a) it is a national banking association duly organized and validly existing in good standing under the laws of the United States and has all requisite power and authority to execute, deliver and perform its obligations under this Trust Agreement;

(b) it has taken all action necessary to authorize the execution and delivery by it of this Trust Agreement, and this Trust Agreement will be executed and delivered by one of its officers who is duly authorized to execute and deliver this Trust Agreement on its behalf;

(c) neither the execution nor the delivery by it of this Trust Agreement, nor the consummation by it of the transactions contemplated hereby, nor compliance by it with any of the terms or provisions hereof will contravene any federal or New York law, governmental rule or regulation governing the banking or trust powers of the Owner Trustee or any judgment or order of any court, administrative agency or tribunal applicable to it, or conflict with or result in a breach or violation of, or constitute any default under its charter documents or by-laws or any indenture, mortgage, bank credit agreement, contract, agreement or instrument to which it is a party or by which any of its properties may be bound; and

(d) there are no actions, suits or proceedings pending or threatened against it in any court or before any governmental authority, agency or arbitration board or tribunal which, individually or in the aggregate, would have a material adverse effect on its right, power and authority to enter into or perform its obligations under this Trust Agreement.

Section 7.4 Reliance; Advice of Counsel.

(a) The Owner Trustee may rely upon, shall be protected in relying upon, and shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Owner Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of the determination of which is not specifically prescribed herein, the Owner Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or other authorized officers of the relevant party, as to such fact or matter and such certificate shall constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

(b) In the exercise or administration of the trusts hereunder and in the performance of its duties and obligations under this Trust Agreement or the other Transaction Documents, the Owner Trustee (i) may act directly or through its agents or attorneys pursuant to agreements entered into with any of them, and the Owner Trustee shall not be liable for the conduct or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Owner Trustee with reasonable care and (ii) may consult with counsel, accountants and other skilled Persons to be selected with reasonable care and employed by it. The Owner Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the written opinion or advice of any such counsel, accountants or other such Persons and not contrary to this Trust Agreement or any other Transaction Document.

Section 7.5 Not Acting in Individual Capacity. Except as provided in Section 7.3, in accepting the trusts hereby created, U.S. Bank Trust National Association acts solely as Owner Trustee hereunder and not in its individual capacity, and all Persons having any claim against the Owner Trustee by reason of the transactions contemplated by this Trust Agreement or any other Transaction Document shall look only to the Owner Trust Estate for payment or satisfaction thereof.

Section 7.6 Owner Trustee Not Liable for Certificates or Receivables. The recitals contained herein and in the Certificates (other than the signature and countersignature of the Owner Trustee on the Certificates) shall be taken as the statements of the Depositor, and the Owner Trustee assumes no responsibility for the correctness thereof. The Owner Trustee makes no representations as to the validity or sufficiency of this Trust Agreement, any other Transaction Document, the Certificates (other than the signature and countersignature of the Owner Trustee on the Certificates) or the Notes, or of any Receivable or related documents. The Owner Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Receivable, or the perfection and priority of any security interest created by any Receivable in any Financed Vehicle or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Owner Trust Estate or its ability to generate the payments to be distributed to the Certificateholders under this Trust Agreement or to the Noteholders under the Indenture, including the existence, condition and ownership of any Financed Vehicle, the existence and enforceability of any insurance thereon, the existence and contents of any Receivable on any computer or other record thereof, the validity of the assignment of any Receivable to the Trust or any intervening assignment, the completeness of any Receivable, the performance or enforcement of any Receivable, the compliance by the Depositor or the Servicer with any warranty or representation made under any Transaction Document or in any related document, or the accuracy of any such warranty or representation or any action of the Indenture Trustee, the Administrator or the Servicer taken in the name of the Owner Trustee.

Section 7.7 Owner Trustee May Own Certificates and Notes. The Owner Trustee, in its individual or any other capacity, may become the owner or pledgee of Certificates or Notes and may deal with the Depositor, the Servicer, the Administrator and the Indenture Trustee in banking transactions with the same rights as it would have if it were not Owner Trustee.

Section 7.8 Regulation AB. The Owner Trustee shall cooperate in good faith with the Depositor to ensure compliance by the Depositor with the provisions of Regulation AB and related rules and regulations of the Commission. The Owner Trustee acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel or otherwise. The Owner Trustee shall deliver to the Depositor (including any of its assignees or designees) upon request any and all reports, statements, certifications, records and other information necessary in the good faith determination of the Depositor to permit the Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to the Owner Trustee and the Receivables, or the servicing of the Receivables, reasonably believed by the Depositor to be necessary in order to effect such compliance. The Depositor shall not request information or disclosures pursuant to this Section 7.8 other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act or the rules and regulations of the Commission under the Securities Act or the Exchange Act.

ARTICLE VIII

COMPENSATION AND INDEMNIFICATION OF OWNER TRUSTEE

Section 8.1 Owner Trustee’s Fees and Expenses. The Owner Trustee shall receive as compensation for its services hereunder such fees as have been separately agreed upon before the date hereof between the Servicer and such trustee, and the Owner Trustee shall be reimbursed by the Servicer for its other reasonable expenses hereunder, including the reasonable compensation, expenses and disbursements of such agents, representatives, experts and counsel as such trustee may employ in connection with the exercise and performance of its rights and its duties hereunder.

Section 8.2 Indemnification. To the fullest extent permitted by applicable law, the Initial Servicer shall be liable as prime obligor for, and shall indemnify the Owner Trustee and its successors, assigns, agents and servants (collectively, the “Indemnified Parties”) from and against, any and all liabilities, obligations, losses, damages, taxes, claims, actions and suits, and any and all reasonable costs, expenses and disbursements (including reasonable legal fees and expenses, including legal fees and expenses in connection with the enforcement of their indemnification rights hereunder) of any kind and nature whatsoever (collectively, “Expenses”) which may at any time be imposed on, incurred by, or asserted against the Owner Trustee or any other Indemnified Party in any way relating to or arising out of this Trust Agreement, the other Transaction Documents, the Owner Trust Estate, the administration of the Owner Trust Estate or the action or inaction of the Owner Trustee hereunder; provided, however, that the Initial Servicer shall not be liable for or required to indemnify an Indemnified Party from and against Expenses arising or resulting from any of the matters described in the third sentence of Section 7.1. Except as otherwise provided in Section 5.4(b) of the Indenture, in no event will the Initial Servicer or the Owner Trustee be entitled to make any claim upon the Owner Trust Estate for the payment or reimbursement of any Expenses. The indemnities contained in this Section 8.2 shall survive the resignation or termination of the Owner Trustee or the termination of this Trust Agreement. In the event of any claim, action or proceeding for which indemnity will be sought pursuant to this Section 8.2, the Owner Trustee’s choice of legal counsel shall be subject to the approval of the Initial Servicer, which approval shall not be unreasonably withheld.

Section 8.3 Payments to the Owner Trustee. Any amounts paid to the Owner Trustee pursuant to this Article VIII shall be deemed not to be a part of the Owner Trust Estate immediately after such payment.

ARTICLE IX

TERMINATION

Section 9.1 Termination of Trust Agreement.

(a) This Trust Agreement (other than the provisions of Article VIII) shall terminate and be of no further force or effect and the Trust shall dissolve upon the earlier of (i) the payment to the Servicer, the Noteholders and the Certificateholders of all amounts required to be paid to them pursuant to the terms of the Indenture, the Sale and Servicing Agreement and this Trust Agreement and (ii) the Distribution Date next succeeding the month which is one year after the maturity or other liquidation of the last Receivable and the disposition of any amounts received upon liquidation of any property remaining in the Trust. The bankruptcy, liquidation, dissolution, death or incapacity of any Certificateholder shall not operate to terminate this Trust Agreement or the Trust, entitle such Certificateholder’s legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of all or any part of the Trust or Owner Trust Estate or otherwise affect the rights, obligations and liabilities of the parties hereto.

(b) No Certificateholder shall be entitled to revoke or terminate the Trust.

(c) Notice of any termination of the Trust, specifying the Distribution Date upon which the Certificateholders shall surrender their Certificates to the Paying Agent for payment of the final distribution and cancellation, shall be given by the Owner Trustee by letter to Certificateholders mailed within five (5) Business Days of receipt of notice of such termination from the Servicer, stating (i) the Distribution Date upon or with respect to which final payment of the Certificates shall be made upon presentation and surrender of the Certificates at the office of the Paying Agent therein specified, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Paying Agent therein specified. The Owner Trustee shall give such notice to the Certificate Registrar (if other than the Owner Trustee) and the Paying Agent at the time such notice is given to Certificateholders. Upon presentation and surrender of the Certificates, the Paying Agent shall cause to be distributed to the Certificateholders, subject to Section 3808 of the Statutory Trust Statute, amounts distributable on such Distribution Date pursuant to Section 5.2. In the event that all of the Certificateholders shall not surrender their Certificates for cancellation within six (6) months after the date specified in the above mentioned written notice, the Owner Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all the Certificates shall not have been surrendered for cancellation, the Owner Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates and the cost thereof shall be paid out of the funds and other assets that shall remain subject to this Trust Agreement. Subject to applicable escheat laws, any funds remaining in the Trust after exhaustion of such remedies shall be distributed by the Owner Trustee to the Certificateholders in proportion to each Certificateholder’s Certificate Percentage Interest.

(d) Upon the winding up of the Trust, in accordance with Section 3808 of the Statutory Trust Statute, and its termination, the Owner Trustee shall, at the written direction and expense of the Depositor, cause the Certificate of Trust to be canceled by filing a certificate of cancellation with the Secretary of State in accordance with the provisions of Section 3810 of the Statutory Trust Statute.

ARTICLE X

SUCCESSOR OWNER TRUSTEES AND ADDITIONAL OWNER TRUSTEES

Section 10.1 Eligibility Requirements for Owner Trustee. The Owner Trustee shall at all times (i) be a corporation or banking association satisfying the provisions of Section 3807(a) of the Statutory Trust Statute, (ii) be authorized to exercise corporate trust powers, (iii) have a combined capital and surplus of at least $50,000,000 and be subject to supervision or examination by federal or State authorities and (iv) have (or have a parent that has) a long-term debt rating of investment grade by each of the Rating Agencies or otherwise be acceptable to each of the Rating Agencies. If such corporation or banking association shall publish reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section 10.1 the combined capital and surplus of such corporation or banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of this Section 10.1, the Owner Trustee shall resign immediately in the manner and with the effect specified in Section 10.2.

Section 10.2 Resignation or Removal of Owner Trustee. The Owner Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Administrator and the Depositor. Upon receiving such notice of resignation, the Administrator shall promptly appoint a successor Owner Trustee (acceptable to the Depositor) by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Owner Trustee and one copy to the successor Owner Trustee. If no successor Owner Trustee shall have been so appointed and have accepted appointment within thirty (30) days after the giving of such notice of resignation, the resigning Owner Trustee may petition any court of competent jurisdiction for the appointment of a successor Owner Trustee.

If at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of Section 10.1 and shall fail to resign after written request therefor by the Administrator, or if at any time the Owner Trustee shall be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver of the Owner Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Owner Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or the Owner Trustee shall otherwise become incapable of acting, then the Administrator shall remove the Owner Trustee. If the Administrator shall remove the Owner Trustee under the authority of the immediately preceding sentence, the Administrator shall promptly appoint a successor Owner Trustee (acceptable to the Depositor) by written instrument, in duplicate, one copy of which instrument shall be delivered to the removed Owner Trustee and one copy to the successor Owner Trustee.

Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee pursuant to this Section 10.2 shall not become effective until acceptance of appointment by the successor Owner Trustee pursuant to Section 10.3 and payment of all fees and expenses owed to the outgoing Owner Trustee. The Administrator shall provide notice of such resignation or removal of the Owner Trustee to the Depositor, the Certificateholders, the Indenture Trustee, the Noteholders and the Rating Agencies.

Section 10.3 Successor Owner Trustee. Any successor Owner Trustee appointed pursuant to Section 10.2 shall execute, acknowledge and deliver to the Administrator and to its predecessor Owner Trustee an instrument accepting such appointment under this Trust Agreement, and thereupon, subject to the payment of all fees and expenses owed to the predecessor Owner Trustee, the resignation or removal of the predecessor Owner Trustee shall become effective and such successor Owner Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor under this Trust Agreement, with like effect as if originally named as Owner Trustee. The predecessor Owner Trustee shall, upon payment of its fees and expenses, deliver to the successor Owner Trustee all documents, statements and monies held by it under this Trust Agreement, and the Administrator and the predecessor Owner Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Owner Trustee all such rights, powers, duties and obligations.

No successor Owner Trustee shall accept appointment as provided in this Section 10.3 unless, at the time of such acceptance, such successor Owner Trustee shall be eligible pursuant to Section 10.1.

Any successor Owner Trustee appointed pursuant to this Section 10.3 shall file an amendment to the Certificate of Trust with the Secretary of State reflecting the name and principal place of business of such successor in the State of Delaware.

Upon acceptance of appointment by a successor Owner Trustee pursuant to this Section 10.3, the Administrator shall mail notice of such appointment to all Certificateholders, the Indenture Trustee, the Noteholders and the Rating Agencies. If the Administrator shall fail to mail such notice within ten (10) days after acceptance of appointment by the successor Owner Trustee, the successor Owner Trustee shall cause such notice to be mailed at the expense of the Administrator.

Section 10.4 Merger or Consolidation of Owner Trustee.

(a) If the Owner Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association, without any further act except the filing of an amendment to the Certificate of Trust, if required under the Statutory Trust Statute, shall be the successor Owner Trustee; provided, however, that such corporation or banking association must be otherwise qualified and eligible under Section 10.1. The Owner Trustee shall provide the Administrator (who shall promptly forward to the Rating Agencies) with prior written notice of any such transaction.

(b) If at the time such successor or successors by consolidation, merger or conversion to the Owner Trustee shall succeed to the trusts created by this Trust Agreement any of the Certificates shall have been authenticated but not delivered, any such successor to the Owner Trustee may adopt the certificate of authentication of any predecessor trustee and deliver such Certificates so authenticated, and in case at that time any of the Certificates shall not have been authenticated, any such successor to the Owner Trustee may authenticate such Certificates either in the name of any predecessor trustee or in the name of the successor to the Owner Trustee. In all such cases such certificates shall have the full force which the Certificates or this Trust Agreement provide that the certificate of the Owner Trustee shall have.

Section 10.5 Appointment of Co-Trustee or Separate Trustee.

(a) Notwithstanding any other provisions of this Trust Agreement to the contrary, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Owner Trust Estate or any Financed Vehicle may at the time be located, the Administrator and the Owner Trustee acting jointly shall have the power and may execute and deliver an instrument to appoint one or more Persons approved by the Owner Trustee to act as co-trustee or co-trustees, jointly with the Owner Trustee, or separate trustee or separate trustees, of all or any part of the Owner Trust Estate, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Owner Trust Estate, or any part thereof, and, subject to the other provisions of this Section 10.5, such powers, duties, obligations, rights and trusts as the Administrator and the Owner Trustee may consider necessary or desirable. If the Administrator shall not have joined in such appointment within fifteen (15) days after the receipt by it of a request so to do, the Owner Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee under this Trust Agreement shall be required to meet the terms of eligibility as a successor trustee under Section 10.1 and no notice of the appointment of any co-trustee or separate trustee shall be required under Section 10.3.

(b) Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i) all rights, powers, duties and obligations conferred or imposed upon the Owner Trustee shall be conferred or imposed upon and exercised or performed by the Owner Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee shall not be authorized to act separately without the Owner Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Owner Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Owner Trustee;

(ii) no trustee under this Trust Agreement shall be personally liable by reason of any act or omission of any other trustee under this Trust Agreement; and

(iii) the Administrator and the Owner Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

(c) Any notice, request or other writing given to the Owner Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Trust Agreement and the conditions of this Article X. Each separate trustee and co-

trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Owner Trustee or separately, as may be provided therein, subject to all the provisions of this Trust Agreement, specifically including every provision of this Trust Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Owner Trustee. Each such instrument shall be filed with the Owner Trustee and a copy thereof given to the Administrator.

(d) Any separate trustee or co-trustee may at any time constitute the Owner Trustee its agent or attorney-in-fact with full power and authority, to the extent permitted by law, to do any lawful act under or in respect of this Trust Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Owner Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

ARTICLE XI

MISCELLANEOUS

Section 11.1 Supplements and Amendments.

(a) This Trust Agreement may be amended from time to time by a written amendment duly executed and delivered by the Depositor and the Owner Trustee, without the consent of any Noteholder, any Certificateholder or any other Person, including to further prevent or help avoid the application to the Notes of the Treasury Regulations (or other interpretive guidance) issued under Section 385 of the Code; provided, however, that (i) any such amendment shall not, as evidenced by an Opinion of Counsel to the Depositor delivered to the Indenture Trustee and Owner Trustee, adversely affect in any material respect the interests of the Noteholders or (ii) the Rating Agency Condition is satisfied with respect to such amendment and the Servicer notifies the Indenture Trustee in writing that the Rating Agency Condition is satisfied with respect to such amendment.

(b) This Trust Agreement may be amended from time to time by the Depositor and the Owner Trustee, with the consent of the Holders (as defined in the Indenture) of Notes evidencing not less than 51% of the Note Balance or, if the Notes have been paid in full, the Holders of Certificates evidencing not less than 51% of the aggregate Certificate Percentage Interest, for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Trust Agreement or modifying in any manner the rights of the Noteholders or the Certificateholders; provided, however, that no such amendment may:

(i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, or change the allocation or priority of, collections of payments on or in respect of the Receivables or distributions that are required to be made for the benefit of the Noteholders or the Certificateholders, or change any Note Rate, without the consent of all Noteholders and Certificateholders adversely affected by such amendment;

(ii) reduce the percentage of the Note Balance or the percentage of the aggregate Certificate Percentage Interest the consent of the Holders of which is required for any amendment to this Trust Agreement without the consent of all the Noteholders and Certificateholders adversely affected by the amendment; or

(iii) adversely affect the rating assigned by any Rating Agency to any Class of Notes without the consent of the Holders (as defined in the Indenture) of Notes evidencing not less than 66 2/3% of the aggregate principal amount of the then outstanding Notes of such Class.

(c) Any term or provision of this Trust Agreement may also be amended from time to time by the Depositor and the Owner Trustee for the purpose of conforming the terms of this Trust Agreement to the description thereof in the Prospectus or, to the extent not contrary to the Prospectus, to the description thereof in an offering memorandum with respect to the Certificates without the consent of the Indenture Trustee, any Noteholder, any Certificateholder, the Trust, or any other Person; provided, however, that the Depositor shall provide written notification of the substance of such amendment to the Indenture Trustee and the Trust.

(d) Prior to the execution of any amendment or consent pursuant to Section 11.1, the Depositor shall provide written notification of the substance of such amendment or consent to each Rating Agency.

(e) Promptly after the execution of any such amendment or consent, the Owner Trustee shall furnish an executed copy of such amendment or consent to each Certificateholder and the Depositor shall furnish written notification of the substance of such amendment or consent to the Indenture Trustee and the Rating Agencies.

(f) It shall not be necessary for the consent of the Certificateholders or the Noteholders pursuant to Section 11.1(b) to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of Certificateholders provided for in this Trust Agreement or in any other Transaction Document) and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Owner Trustee may prescribe.

(g) Promptly after the execution of any amendment to the Certificate of Trust, the Owner Trustee shall file such amendment or cause such amendment to be filed with the Secretary of State.

(h) The Owner Trustee may, but shall not be obligated to, enter into any such amendment that affects the Owner Trustee’s own rights, duties, liabilities or immunities under this Trust Agreement or otherwise.

(i) Prior to the execution of any amendment to this Trust Agreement or any amendment to any other agreement to which the Trust is a party, the Owner Trustee shall be entitled to receive and shall be fully protected in relying upon an Opinion of Counsel or an Officer’s Certificate of the Depositor stating that the execution of such amendment is authorized or permitted by this Trust Agreement and that all conditions precedent in this Trust Agreement to the execution and delivery of such amendment have been satisfied.

Section 11.2 No Legal Title to Owner Trust Estate in Certificateholders. The Certificateholders shall not have legal title to any part of the Owner Trust Estate. The Certificateholders shall be entitled to receive distributions with respect to their undivided beneficial interest therein only in accordance with Articles V and IX. No transfer, by operation of law or otherwise, of any right, title or interest of the Certificateholders in and to their beneficial interest in the Owner Trust Estate shall operate to terminate this Trust Agreement or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Owner Trust Estate.

Section 11.3 Limitation on Rights of Others. The provisions of this Trust Agreement are solely for the benefit of the Owner Trustee, the Depositor, the Administrator, the Certificateholders, the Servicer and, to the extent expressly provided herein, the Indenture Trustee and the Noteholders, and nothing in this Trust Agreement or in the Certificates, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Owner Trust Estate or under or in respect of this Trust Agreement or any covenants, conditions or provisions contained herein.

Section 11.4 Notices. All demands, notices and other communications under this Trust Agreement shall be in writing, personally delivered, sent by telecopier, email, overnight courier or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given upon receipt (i) in the case of the Owner Trustee, at the Corporate Trust Office, (ii) in the case of the Depositor, at the following address: 12800 Tuckahoe Creek Parkway, Suite 400, Richmond, Virginia 23238, Attention: Treasurer, (iii) in the case of the Indenture Trustee, at the Corporate Trust Office, (iv) in the case of Fitch, at the following address: Fitch Ratings, Inc., 33 Whitehall Street, New York, New York 10004, Attention: Auto Asset Backed Securities Group, and via email to surveillance-abs-auto@fitchratings.com, (v) in the case of S&P Global Ratings, at the following address: S&P Global Ratings, 55 Water Street, New York, New York 10041, Attention: Asset Backed Surveillance Department and (vi) in the case of the Administrator, at the following address: 12800 Tuckahoe Creek Parkway, Richmond, Virginia 23238, Attention: Treasury Department. Any notice required or permitted to be mailed to a Certificateholder shall be given by first-class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Trust Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder shall receive such notice.

Section 11.5 Severability. If any provision of this Trust Agreement or the Certificates shall be held for any reason whatsoever invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Trust Agreement and the Certificates shall not in any way be affected or impaired thereby.

Section 11.6 Separate Counterparts. This Trust Agreement may be executed in any number of counterparts, each of which counterparts when so executed shall be deemed to be an original, and all of which counterparts shall together constitute but one and the same instrument.

Section 11.7 Successors and Assigns. All covenants and agreements in this Trust Agreement and the Certificates shall be binding upon, and inure to the benefit of, the Depositor, the Owner Trustee and its successors and each Certificateholder and its successors and permitted assigns, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by a Certificateholder shall bind the successors and assigns of such Certificateholder.

Section 11.8 Covenants of the Depositor. The Depositor shall not at any time institute against the Trust, or join in any institution against the Trust of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or State bankruptcy or similar law in connection with any obligations relating to the Certificates, the Notes, this Trust Agreement or any of the other Transaction Documents.

Section 11.9 No Petition. To the fullest extent permitted by applicable law, the Owner Trustee (not in its individual capacity but solely as Owner Trustee), by entering into this Trust Agreement, each Certificateholder, by accepting a Certificate, and the Indenture Trustee and each Noteholder, by accepting the benefits of this Trust Agreement, hereby covenant and agree that they will not at any time institute against the Depositor or the Trust, or join in any institution against the Depositor or the Trust of, or cooperate with or encourage others to institute against the Depositor or the Trust, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or State bankruptcy or similar law in connection with any obligations relating to the Certificates, the Notes, this Trust Agreement or any of the other Transaction Documents.

Section 11.10 No Recourse. Each Certificateholder, by accepting a Certificate, acknowledges that the Certificates represent beneficial interests in the Trust only and do not represent interests in or obligations of the Depositor, the Servicer, the Administrator, the Owner Trustee, the Indenture Trustee or any Affiliate thereof, and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated in this Trust Agreement, the Certificates or the other Transaction Documents.

Section 11.11 Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not define or limit any of the terms or provisions hereof.

Section 11.12 Governing Law; Waiver of Jury Trial.

(a) This Trust Agreement shall be construed in accordance with the laws of the State of Delaware and the obligations, rights and remedies of the parties under this Trust Agreement shall be determined in accordance with such laws.

(b) The parties hereto hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Trust Agreement.

Section 11.13 Depositor Payment Obligation. The Depositor shall be responsible for payment of the Administrator’s compensation under the Administration Agreement and shall reimburse the Administrator for all expenses and liabilities of the Administrator incurred under the Administration Agreement.

Section 11.14 Certificates Nonassessable and Fully Paid. The Certificateholders shall not be personally liable for the obligations of the Trust. The interests represented by the Certificates shall be nonassessable for any losses or expenses of the Trust or for any reason whatsoever, and, upon the authentication thereof by the Owner Trustee pursuant to Section 3.3, Section 3.4 or Section 3.5, the Certificates are and shall be deemed fully paid.

Section 11.15 Ratification of Prior Actions. Any actions taken by the Owner Trustee or the Administrator, in each case for itself or on behalf of the Trust, in connection with the opening of bank accounts, deposit of monies into such accounts, obtaining of sales finance company licenses on behalf of the Trust and any actions related thereto are hereby confirmed and ratified in all respects, and the Owner Trustee shall be entitled to the indemnity provided for in Section 8.2 with respect to such actions.

Section 11.16 Legal Fees Associated with Indemnification. With respect to any indemnification provisions in this Trust Agreement providing that a party to this Trust Agreement is required to indemnify another party to this Trust Agreement for attorney’s fees and expenses, such fees and expenses are intended to include attorney’s fees and expenses relating to the enforcement of such indemnity.

Section 11.17 FinCEN Compliance. Pursuant to Applicable Anti-Money Laundering Law, the Owner Trustee is required to obtain on or before the Closing Date, and from time to time thereafter, reasonable documentation to verify and record information that identifies each Person who opens an account. For a non-individual Person, such as a business entity, a charity, a trust or other “legal entity customer” (as defined in the Financial Crimes Enforcement Network’s (FinCEN) Customer Due Diligence Requirements), the Owner Trustee may request and shall be entitled to receive from such Person reasonable documentation to verify the entity’s formation and existence, its financial statements, licenses, tax identification documents, identification and authorization documents from individuals claiming authority to represent the entity and other relevant documentation and information (including beneficial owners of such entities). To the fullest extent permitted by Applicable Anti-Money Laundering Law, the Owner Trustee may conclusively rely on, and shall be fully protected in relying on, any such information received. Failure to provide such information may result in an inability of the Owner Trustee to perform its obligations hereunder, which, at the sole option of the Owner Trustee, may result in the Owner Trustee’s resignation in accordance with, and subject to the requirements of, the terms of Section 10.2 hereof.

Further, the parties hereto agree that for purposes of Applicable Anti-Money Laundering Law, (a) each Certificateholder owning twenty five percent (25%) or more of the beneficial interest in the Trust is and shall be deemed to be the beneficial owners of the Trust for purposes of providing the information required under Applicable Anti-Money Laundering Law, and (b) each such Certificateholder is and shall deemed to be the parties with the power and authority to control the Trust.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Depositor and the Owner Trustee have caused this Trust Agreement to be duly executed by their respective officers, thereunto duly authorized and duly attested, all as of the day and year first above written.

CARMAX AUTO FUNDING LLC, as Depositor

By:

Name:
Title:

U.S. BANK TRUST NATIONAL ASSOCIATION, as Owner Trustee

By:

Name:
Title:

Accepted and agreed:

CARMAX BUSINESS SERVICES, LLC, as Servicer

By:

Name:
Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION acknowledges and accepts, as of the date first above written, its appointment as Paying Agent and Certificate Registrar in accordance with the terms of this Agreement and agrees to be bound by the terms of this Agreement applicable to the Indenture Trustee, Paying Agent and Certificate Registrar.

By:

Name:
Title:

Trust Agreement (CAOT 2020-1)

Exhibit A

Form of Certificate

THIS ASSET-BACKED CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE NOTES TO THE EXTENT DESCRIBED IN THE TRUST AGREEMENT, THE SALE AND SERVICING AGREEMENT AND THE INDENTURE REFERRED TO HEREIN.

REGISTERED	NO. R-[__]

CARMAX AUTO OWNER TRUST 2020-1

ASSET-BACKED CERTIFICATE

evidencing a beneficial interest in the property of CarMax Auto Owner Trust 2020-1, a Delaware statutory trust (the “Trust”), which property includes a pool of retail installment sale contracts secured by new and used motor vehicles sold by CarMax Business Services, LLC, a Delaware limited liability company (the “Seller”), to CarMax Auto Funding LLC, a Delaware limited liability company (the “Depositor”), and sold by the Depositor to the Trust. The property of the Trust (other than the Certificate Payment Account and the proceeds thereof) has been pledged by the Trust to Wilmington Trust, National Association, a national banking association, as Indenture Trustee (in such capacity, the “Indenture Trustee”), pursuant to an Indenture dated as of January 1, 2020 (as amended, supplemented or otherwise modified from time to time, the “Indenture”) between the Trust and the Indenture Trustee to secure the payment of the Notes issued thereunder.

This certifies that CarMax Auto Funding LLC is the registered owner of a 100% Certificate Percentage Interest nonassessable, fully paid, beneficial interest in the Trust. The Trust was created pursuant to a Trust Agreement dated as of September 25, 2019 between the Depositor and U.S. Bank Trust National Association, not in its individual capacity but solely as Owner Trustee (in such capacity, the “Owner Trustee”), as amended and restated by an Amended and Restated Trust Agreement dated as of January 1, 2020 (as amended, supplemented or otherwise modified and in effect from time to time, the “Trust Agreement”) among the Depositor and the Owner Trustee, a summary of certain of the pertinent provisions of which is set forth below. Capitalized terms used but not defined herein have the meanings assigned to them in the Trust Agreement or in the Sale and Servicing Agreement dated as of January 1, 2020 (as amended, supplemented or otherwise modified and in effect from time to time, the “Sale and Servicing Agreement”) among the Trust, the Depositor, and CarMax Business Services, LLC, as servicer (in such capacity, the “Servicer”).

This Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. The property of the Trust includes: (i) a pool of retail installment sale contracts originated in connection with the sale of new or used motor vehicles (the “Receivables”); (ii) all amounts received on or in respect of the Receivables after the Cutoff Date; (iii) the security interests in the Financed Vehicles granted

Ex. A-1

by the Obligors pursuant to the Receivables and any other interest of the Seller or the Depositor in such Financed Vehicles; (iv) all proceeds from claims on or refunds of premiums with respect to physical damage, theft, GAP, credit life or credit disability insurance policies relating to the Financed Vehicles or the Obligors; (v) the Receivable Files; (vi) the Collection Account, the Note Payment Account, the Certificate Payment Account and the Reserve Account and the Trust’s right, title and interest in all amounts, securities, financial assets, investments and other property deposited in or credited to any of the foregoing and all proceeds thereof; (vii) all rights of the Depositor under the Receivables Purchase Agreement, including the right to require the Seller to repurchase Receivables from the Depositor; (viii) all rights of the Trust under the Sale and Servicing Agreement, including the right to require the Servicer to purchase Receivables from the Trust; (ix) the right to realize upon any property (including the right to receive future Liquidation Proceeds) that shall have secured a Receivable and have been repossessed by or on behalf of the Trust; and (x) all present and future claims, demands, causes of action and choses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion thereof, voluntary or involuntary, into cash or other liquid property, all accounts, general intangibles, chattel paper, instruments, documents, money, investment property, deposit accounts, letters of credit, letter-of-credit rights, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and all other property which at any time constitutes all or part of or is included in the proceeds of any of the foregoing.

THE RIGHTS OF THE TRUST IN THE FOREGOING PROPERTY OF THE TRUST (OTHER THAN THE CERTIFICATE PAYMENT ACCOUNT AND THE PROCEEDS THEREOF) HAVE BEEN PLEDGED TO THE INDENTURE TRUSTEE TO SECURE THE PAYMENT OF THE NOTES.

Pursuant to the Trust Agreement, there will be distributed on each Distribution Date to the Person in whose name this Certificate is registered at the close of business on the Business Day preceding such Distribution Date such Certificateholder’s Certificate Percentage Interest in the amount to be distributed to Certificateholders on such Distribution Date.

“Distribution Date” means the 15th day of each month or, if such 15th day is not a Business Day, the following Business Day, commencing on February 18, 2020.

THE HOLDER OF THIS CERTIFICATE ACKNOWLEDGES AND AGREES THAT ITS RIGHTS TO RECEIVE DISTRIBUTIONS IN RESPECT OF THIS CERTIFICATE ARE SUBORDINATED TO THE RIGHTS OF THE NOTEHOLDERS AS DESCRIBED IN THE TRUST AGREEMENT, THE SALE AND SERVICING AGREEMENT AND THE INDENTURE.

It is the intent of the Depositor, the Seller, the Servicer and the Certificateholders that, for purposes of federal income taxes, State and local income taxes and any other income taxes, the Trust will be treated either as a disregarded entity under Treasury Regulation Section 301.7701-3 or as a partnership, and that the Certificateholders (including the Depositor) will be treated as partners in that partnership. The Certificateholders, by acceptance of a Certificate, agree to such treatment and agree to take no action inconsistent with such treatment.

Ex. A-2

Each Certificateholder, by its acceptance of a Certificate, covenants and agrees that such Certificateholder will not at any time institute against the Depositor or the Trust, or join in any institution against the Depositor or the Trust of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under any United States federal or State bankruptcy or similar law in connection with any obligations relating to the Notes, the Certificates, the Trust Agreement or any of the other Transaction Documents.

Distributions on this Certificate will be made as provided in the Trust Agreement by the Paying Agent by wire transfer or check mailed to the Certificateholder of record in the Certificate Register without the presentation or surrender of this Certificate or the making of any notation hereon. Except as otherwise provided in the Trust Agreement and notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Owner Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency of the Certificate Registrar maintained for that purpose in St. Paul, Minnesota.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if fully set forth on the face of this Certificate.

Unless the certificate of authentication hereon has been executed by an authorized officer of the Owner Trustee, by manual signature, this Certificate shall not entitle the Holder hereof to any benefit under the Trust Agreement or the Sale and Servicing Agreement or be valid for any purpose.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Ex. A-3

IN WITNESS WHEREOF, the Owner Trustee, on behalf of the Trust and not in its individual capacity, has caused this Certificate to be duly executed as of the date set forth below.

Dated: January 22, 2020

CARMAX AUTO OWNER TRUST 2020-1

By:	U.S. BANK TRUST NATIONAL ASSOCIATION, not in its individual capacity but solely as Owner Trustee

By:

Name:
Title:

OWNER TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Trust Agreement.

Dated: January 22, 2020

By:	U.S. BANK TRUST NATIONAL ASSOCIATION, not in its individual capacity but solely as Owner Trustee

By:

Name:
Title:

Ex. A-4

[REVERSE OF CERTIFICATE]

This Certificate does not represent an obligation of, or an interest in, the Depositor, the Seller, the Servicer, the Administrator, the Owner Trustee or any Affiliates of any of them, and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated herein, in the Trust Agreement or in the other Transaction Documents. In addition, this Certificate is not guaranteed by any governmental agency or instrumentality and is limited in right of payment to certain collections with respect to the Receivables (and certain other amounts), all as more specifically set forth herein and in the Sale and Servicing Agreement.

The Trust Agreement permits the Depositor and the Owner Trustee, on behalf of the Trust, with certain exceptions therein provided, to amend or waive from time to time certain terms and conditions set forth in the Trust Agreement without the consent of the Holders of the Certificates. The Trust Agreement also permits the Depositor and the Owner Trustee, on behalf of the Trust, with certain exceptions as therein provided, to amend or waive certain terms and conditions set forth in the Trust Agreement with the consent of the Holders of the Notes evidencing not less than 51% of the Note Balance or, if the Notes have been paid in full, the Holders of Certificates evidencing not less than 51% of the aggregate Certificate Percentage Interest. Any such consent or waiver by the Holder of this Certificate shall be conclusive and binding on such Holder and on all future Holders of this Certificate and of any Certificate issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Certificate.

As provided in the Trust Agreement and subject to certain limitations therein set forth, the Transfer of this Certificate may be registered in the Certificate Register upon surrender of this Certificate for registration of Transfer at the office or agency of the Certificate Registrar maintained for that purpose in St. Paul, Minnesota and a written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates in any authorized denomination and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge shall be made for any registration of Transfer or exchange of Certificates, but the Owner Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection therewith. The initial Certificate Registrar appointed under the Trust Agreement is the Indenture Trustee.

Each Certificateholder, by its acceptance of a Certificate, shall be deemed to have represented and warranted that such Certificateholder is not acquiring the Certificate with the assets of any (i) “employee benefit plan” (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) that is subject to Title I of ERISA, (ii) “plan” described in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the “Code”), including individual retirement accounts and Keogh plans, that is subject to the provisions of Section 4975 of the Code (iii) entity whose underlying assets include “plan assets” within the meaning of the United States Department of Labor Regulation 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA, by reason of an employee benefit plan’s or plan’s investment in such entity or (iv) employee benefit plan or arrangement not subject to Title I of ERISA or Section 4975 of the Code whose acquisition of a Certificate would constitute or result in a violation of any applicable law that is substantially similar to Title I of ERISA or Section 4975 of the Code.

Ex. A-5

Any person who is not an affiliate of the Seller and acquires more than 49.9% of the Certificates will be deemed to represent that it is not a party in interest (within the meaning of ERISA) or a disqualified person (within the meaning of Section 4975(e)(2) of the Code) with respect to any “employee benefit plan” (as defined under Section 3(3) of ERISA) or any “plan” (as described under Section 4975 of the Code), other than a plan that it sponsors for the benefit of its employees, and that no plan with respect to which it is a party in interest or disqualified person has or will acquire any interest in the Notes.

The Certificates are issuable only in registered form in denominations as provided in the Trust Agreement, subject to certain limitations therein set forth.

The Owner Trustee, the Certificate Registrar and any Paying Agent may treat the Person in whose name this Certificate is registered in the Certificate Register (as of the day of determination) as the owner of this Certificate for the purpose of receiving distributions pursuant to the Trust Agreement and for all other purposes whatsoever, and none of the Owner Trustee, the Certificate Registrar or any Paying Agent shall be bound by any notice to the contrary.

The Trust Agreement, with certain exceptions therein provided, and the Trust shall terminate and be of no further force or effect upon the earlier of (i) the payment to the Servicer, the Noteholders and the Certificateholders of all amounts required to be paid to them pursuant to the terms of the Indenture, the Sale and Servicing Agreement and the Trust Agreement and (ii) the Distribution Date next succeeding the month which is one year after the maturity or other liquidation of the last Receivable and the disposition of any amounts received upon liquidation of any property remaining in the Trust.

THIS CERTIFICATE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Ex. A-6

ASSIGNMENT

SOCIAL SECURITY NUMBER

OR OTHER IDENTIFICATION

NUMBER OF ASSIGNEE: ________________

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto                                                                                 _______________________________________________________________________________________________________________

(name and address of assignee)

the within Certificate and all rights thereunder, and hereby irrevocably constitutes and appoints ________________________, attorney, to transfer said Certificate on the Certificate Register, with full power of substitution in the premises.

Dated:

________________________________________*/

Signature Guaranteed:

________________________________________*/

*/

NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Certificate in every particular, without alteration, enlargement or any change whatsoever. Such signature must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Certificate Registrar.

Ex. A-7

Exhibit B

Form of Certificate of Trust

Certificate of Trust of CarMax Auto Owner Trust 2020-1

This Certificate of Trust of CarMax Auto Owner Trust 2020-1 (the “Trust”) is being duly executed and filed by U.S. Bank Trust National Association, a national banking corporation, as owner trustee (the “Owner Trustee”), to form a statutory trust under the Delaware Statutory Trust Act (12 Del. Code, § 3801 et seq.) (the “Act”).

1. Name. The name of the statutory trust formed hereby is CarMax Auto Owner Trust 2020-1.

2. Delaware Trustee. The name and business address of a trustee of the Trust having its principal place of business in the State of Delaware is U.S. Bank Trust National Association, 300 Delaware Avenue, 9th Floor, Wilmington, DE 19801.

3. Effective Date. This Certificate of Trust shall be effective upon its filing with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.

U.S. BANK TRUST NATIONAL ASSOCIATION, not in its individual capacity but solely as Owner Trustee

By:
Name:
Title:

Ex. B